                                                                   EXHIBIT 10.21
               SUBSCRIPTION, OPTION AND SHAREHOLDER'S AGREEMENT
               ------------------------------------------------


     THIS SUBSCRIPTION, OPTION AND SHAREHOLDER'S AGREEMENT ("Agreement") is made and entered into as of May 1, 1998, by and between Ronald A. Rittenmeyer (the "Shareholder") and Ryder TRS, Inc., a Delaware corporation (the "Corporation").


                                   RECITALS
                                   --------

     A. The Corporation and the Shareholder desire that the Shareholder purchases an equity interest in the Corporation.

     B. The Corporation also desires to grant to the Shareholder an option to acquire additional equity interests in the Corporation.

     C. The Corporation and the Shareholder believe that it would be in the best interest of the Corporation to place certain restrictions upon the right of transfer of the Shareholder's interests in the Corporation.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder and the Corporation agree as follows:


                                   ARTICLE I

                            SUBSCRIPTION OF SHARES
                            ----------------------

     Section 1.1  Purchase, Issuance and Sale of Stock.  The Shareholder hereby
                  ------------------------------------
subscribes for and agrees to purchase, and the Corporation hereby agrees to issue and sell to the Shareholder, Five Hundred and Fifty (550) shares of the Corporation's Class C Common Stock, par value $.01 per share (the "Class C Common Stock"), for a purchase price of One Thousand Dollars ($1,000.00) per share (the "Purchase Price"). The purchase and sale of the Class C Common Stock contemplated to be issued to the Shareholder pursuant to this Agreement (the "Stock") will be consummated at a closing (the "Subscription Closing") to be held at the principal offices of the Corporation in Denver, Colorado on May 1, 1998, at which time the Corporation shall deliver to the Shareholder a certificate representing the Stock purchased by the Shareholder against the Shareholder's delivery of the Purchase Price in immediately available funds.

     Section 1.2  Representations and Warranties of the Corporation.  The
                  -------------------------------------------------
Corporation hereby represents and warrants to the Shareholder as follows:

               (a)  Authority. The Corporation has the requisite corporate power
                    ---------
and authority to execute and perform this Agreement. This Agreement has been duly executed and delivered by the Corporation and (assuming the due execution and delivery hereof by the Shareholder) constitutes a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (b)  Capitalization. The authorized capital stock of the
                    --------------
Corporation consists of (i) 225,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 25,000 shares of non-voting Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and
(iii) 25,000 shares of non-voting Class C Common Stock.

               (c)  Outstanding Shares.  Upon the Shareholder's payment of the
                    ------------------
Purchase Price, the Stock will be duly authorized, validly issued, fully paid and nonassessable. Immediately following the Subscription Closing, there will be issued and outstanding (i) 109,090 shares of Class A Common Stock, (ii) 13,910 shares of Class B Common Stock, and (iii) 1,725 shares of Class C Common Stock. Questor (as hereinafter defined) acquired its Class A Common Stock for a per share purchase price of $1,000.

     Section 1.3  Representations and Warranties of the Shareholder.  The
                  -------------------------------------------------
Shareholder hereby represents and warrants to the Corporation as follows:

               (a)  State Securities Laws. The Shareholder received this
                    ---------------------
Agreement and first learned of the offer and sale of the Stock contemplated hereby in the State of Colorado. The Shareholder executed and will execute all documents contemplated hereby in such state, and intends that the laws of such state govern the offering of Stock to the Shareholder.

               (b)  Authority. The Shareholder has the power and authority to
                    ---------
execute this Agreement and perform the Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and (assuming the due execution and delivery hereof by the Corporation) constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (c)  Acquisition for Investment. The Shareholder is acquiring the
                    --------------------------
Stock for investment solely for the Shareholder's account and not for distribution, transfer or resale to others.

               (d)  Restrictions on Transfer. The Shareholder understands that
                    ------------------------
the Shareholder must bear the economic risk of the purchase of the Stock for an indefinite period of time because (i) the Corporation's sale of the Stock to the Shareholder will not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws in reliance on the Shareholder's representations; (ii) except as otherwise set forth herein, the Stock may not be sold, transferred, pledged, or otherwise disposed of without the consent of the Corporation (which consent will not be unreasonably withheld or delayed) and an opinion of counsel for or satisfactory to the Corporation that registration under the Act or any applicable state securities laws is not required; (iii) the Corporation neither has an obligation to register a sale of the Stock nor has it agreed to do so in the future; (iv) the exemption provided in Rule 144 under the Act is not presently available for the resale of any Stock, and there is no assurance that such exemption will be available at any time in the future with respect to any proposed transfer of Stock; and (v) the Corporation is under no obligation to perfect any exemption for resale of Stock. The Shareholder also acknowledges the Shareholder's understanding that transfers of Stock will be subject to the limitations set forth elsewhere in this Agreement.

               (e)  Certain Risk Factors. The Shareholder understands the
                    --------------------
speculative nature of and risks involved in the proposed investment in the Corporation, and all matters relating to the structure and the operations of the Corporation have been discussed and explained to Shareholder's satisfaction, including but not limited to the structure and ramifications of the Senior Subordinated Notes due 2006 of the Corporation in the principal amount of $175 million (the "Senior Notes") pursuant to and as more fully described in the Corporation's Offering Memorandum (the "Offering Memorandum"), dated November 20, 1996, as well as the Corporation's Registration Statement on Form S-4 (File No. 333-20397) filed with the Securities and Exchange Commission (the "Registration Statement"), copies of which have been previously provided to the Shareholder, as well as all matters with respect to the "Senior Bank Facilities" described therein. The Shareholder also acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The Shareholder specifically acknowledges his or her understanding that:

                    (i) the presence of substantial amounts of debt creates significant risks, including that (A) although equity investments in highly leveraged companies such as the Corporation offer the opportunity for significant capital appreciation, such investments involve the highest degree of risks and can result in the loss of the Shareholder's entire investment, (B) other general business risks, including the effects of a recession, may have a more pronounced effect, (C) senior lending institutions and the holders of the Senior Notes may have rights to participate in certain decisions relating to the management of the Corporation, and (D) for the Corporation's debt to be repaid and for the Shareholder's equity investment in the Stock to have any value, the Corporation must achieve significant continued growth in financial performance in excess of its historical financial results;

                    (ii) the Purchase Price for the Stock may not be indicative of the fair market value of such Stock;

                    (iii) because the Stock is non-voting, the Shareholder will have no control over or influence in the management of the Corporation (other than by virtue of the Shareholder's position with the Corporation), and that the purchase of the Stock does not entitle the Shareholder to continued employment by the Corporation;

                    (iv) the terms of the Senior Notes, the Corporation's Senior Bank Facilities, other contemplated financings and other documents relating to an investment in the Corporation are quite complex, that all such documents are available for inspection, that a review thereof is recommended, and that the Shareholder should consider obtaining counsel or other competent advisors before purchasing the Stock;

                    (v) Questor Management Company ("Questor"), an affiliate of the Corporation's principal shareholder, Questor Partners Fund, L.P. ("Questor"), will receive a monthly management fee of approximately $70,833 pursuant to a Management and Consulting Agreement;

                    (vi) the Corporation will have the unrestricted right to issue additional capital stock for any purpose deemed advisable by its Board of Directors, which may result in future dilution of a particular Shareholder's ownership interest in the Corporation provided, however, that if any time the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of Class C Common Stock will be proportionately subdivided or combined in a similar manner; and

                    (vii) the Corporation will be subject to the additional "Risk Factors" described in the Offering Memorandum and/or Registration Statement.

               (f)  Representations Relied Upon by the Shareholder. The
                    ----------------------------------------------
Shareholder acknowledges receipt of the Offering Memorandum, which describes, among other things, the transactions consummated under that certain Asset Purchase Agreement, dated September 19, 1996, between Ryder Truck Rental, Inc., a Florida corporation ("Ryder") and the Corporation pursuant to which the Corporation acquired substantially all of the assets of the Consumer Truck Rental business unit of Ryder, the issuance of the Senior Notes, the existing Senior Bank Facilities and the possible refinancing of a portion of such indebtedness, as well as certain risk factors relating to such matters. The Shareholder expressly acknowledges that he or she is acquiring the Stock without having been furnished any representations or warranties of any kind whatsoever with respect to the Corporation's business and financial condition other than the representations set forth herein. The Shareholder specifically understands that the financial projections for the Corporation that have been made available for the Shareholder's review are based on certain key assumptions, that such assumptions are subject to uncertainties relating to the effect that economic or other circumstances may have on future events, and that there can be no assurance that the assumptions or data upon which they are based are achievable.

               (g)  Restrictive Legends.  The Shareholder understands that the
                    -------------------
certificate(s) evidencing the Shareholder's Stock will bear a restrictive legend prohibiting the transfer thereof except in compliance with (i) applicable state and federal securities laws and may not be transferred of record except in compliance therewith, and (ii) the terms of this Agreement.

               (h)  Access to Information.  The Shareholder has been offered the
                    ---------------------
opportunity to ask questions of, and receive answers from, the Corporation and to obtain any additional information, to the extent that the Corporation possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the documents delivered to the Shareholder and has in general had access to all information the Shareholder has deemed material to an investment decision with respect to the purchase of the Stock.

               (i)  No Liquidity. The Shareholder has adequate means of
                    ------------
providing for the Shareholder's current financial needs and possible personal contingencies and has no need for liquidity in the Shareholder's investment in the Corporation.

               (j)  Risk of Loss. The Shareholder is able to bear the economic
                    ------------
risks inherent in an investment in the Corporation and can afford a complete loss of the Shareholder's entire investment in the Corporation.

               (k)  Other Illiquid Investments. The Shareholder's overall
                    --------------------------
commitment to investments which are not readily marketable is not disproportionate to the Shareholder's net worth, and the Shareholder's investment in the Corporation will not cause such overall commitment to be disproportionate.

               (l)  Familiarity With Business and Sophistication. The
                    --------------------------------------------
Shareholder (i) is familiar with the Corporation's business, and (ii) has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Corporation and of making an informed investment decision.

               (m)  Reliance on Representations. The Shareholder has discussed
                    ---------------------------
with, and relied upon the advice of the Shareholder's counsel with regard to, the meaning and legal consequences of the Shareholder's representations and warranties herein and the considerations involved in making an investment in the Corporation, and the Shareholder understands that the Corporation is relying on the information set forth herein.

     Section 1.4  Section 83(b) Election.  The Shareholder understands that
                  ----------------------
under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Stock to be purchased by the Shareholder on the date any forfeiture restrictions applicable to the shares lapse over the Purchase Price paid for such Stock may be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" may include certain rights of the Corporation to repurchase the Stock pursuant to this Agreement. The Shareholder understands, however, that the Shareholder may elect to be taxed at the time the Stock is acquired hereunder, rather than when and as such Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Stock at the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The Shareholder understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Shareholder as the forfeiture restrictions lapse. THE SHAREHOLDER ACKNOWLEDGES THAT IT IS THE SHAREHOLDER'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(B), EVEN IF THE SHAREHOLDER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.


                                  ARTICLE II

                  PURCHASE OF SHAREHOLDER'S STOCK UPON DEATH,
                  RETIREMENT, TERMINATION FOR GOOD REASON OR
          TERMINATION OF EMPLOYMENT BY THE CORPORATION WITHOUT CAUSE
          ----------------------------------------------------------

     Section 2.1  Sale and Purchase.  Upon (i) the death or Retirement of the
                  -----------------
Shareholder, (ii) the Corporation's termination of the Shareholder's employment with the Corporation by reason of the Shareholder's disability or for any other reason except Cause, or (iii) the voluntary termination of the Shareholder's employment for Good Reason (each a "FMV Triggering Event"), the Corporation shall purchase from the Shareholder, or from the Shareholder's Estate, and the Shareholder or the Shareholder's Estate shall sell, all of the Shareholder's Stock (which, for all purposes of this Agreement, shall include all shares of Class C Common Stock acquired by the Shareholder in the future, including as a result of option exercises) in accordance with the terms and conditions provided in this ARTICLE TWO.

     Section 2.2  Purchase Price.  The purchase price to be paid for any Stock
                  --------------
acquired under this ARTICLE TWO shall be the fair market value of the Stock as of the date of termination of employment as described in Section 2.1 hereof.
The fair market value of the Stock shall be determined in good faith by agreement of the Board of Directors of the Corporation (the "Board") and the Shareholder or the Shareholder's Estate. If the Board and the Shareholder or the Shareholder's Estate cannot in good faith agree to the determination of fair market value within thirty (30) days of the Corporation's receipt or delivery of written notice of any FMV Triggering Event, the determination of such fair market value shall be submitted within ten (10) days of the end of such 30-day period to Raymond James & Associates, Inc. (the "Primary Investment Firm"), whose fees shall be shared equally by the Corporation, on the one hand, and the Shareholder or the Shareholder's Estate, on the other. If either the Corporation, the Shareholder or the Shareholder's Estate shall object to the determination of fair market value made by the Primary Investment Firm, within ten (10) business days of receipt thereof, the Corporation and the Shareholder or the Shareholder's Estate shall mutually agree to a second investment banking or valuation firm (the "Secondary Investment Firm"), who shall determine such fair market value and whose fees shall be paid by the person objecting to the determination made by the Primary Investment Firm. The average of the fair market values as determined by the Primary Investment Firm and Secondary Investment Firm shall be conclusive and binding for all purposes hereof. Notwithstanding the foregoing, in no event will the purchase price under this ARTICLE TWO for the initial Stock purchased under Section 1.1 of this Agreement be less than the initial purchase price paid by Shareholder of One Thousand Dollars ($1,000) per share.

     Section 2.3  Assignment.  The Corporation may assign all or any portion of
                  ----------
its right to purchase Stock under this ARTICLE TWO to one or more persons (each an "Assignee" and collectively the "Assignees").

     Section 2.4  Closing.  The Corporation and/or its Assignee(s) shall
                  -------
purchase the Shareholder's Stock under this ARTICLE TWO at a closing to occur within forty-five (45) days of the Corporation's receipt or delivery of written notice of any FMV Triggering Event; provided, however, that if the determination of fair market value has been submitted to the Primary Investment Firm or the Secondary Investment Firm, the closing date shall be deferred until the fifth
(5th) business day after the final determination thereof. The closing shall occur at the principal office of the Corporation, and the closing procedures and purchase price shall be consistent with the provisions of this ARTICLE TWO.

     Section 2.5  Tender Requirements at Closing.  At the closing, the
                  ------------------------------
Shareholder or the Shareholder's Estate shall present to the Corporation and/or its Assignee Shareholder, as the case may be, share certificates for all shares of Stock to be acquired, such share certificates to be in proper form for transfer. Such Stock shall be transferred free of all liens and encumbrances or adverse claims of any kind or character. The Corporation and/or its Assignee(s), upon receipt of a proper tender from the Shareholder or the Shareholder's Estate, shall tender payment of the purchase price in cash or by official bank check (or such other form of consideration as may be mutually agreed upon by the parties).

     Section 2.6  Definitions.  For purposes of ARTICLE TWO, ARTICLE THREE OR
                  -----------
ARTICLE EIGHT, of this Agreement, the terms hereinafter set forth shall have the following definitions unless otherwise specifically stated.

               (a)  Cause. The term "Cause" shall mean (i) a willful breach by
                    -----
the Shareholder of any of the material terms or provisions of this Agreement or any of the material terms of the Shareholder's employment with the Corporation,
(ii) the conviction of the Shareholder of a felony, or (iii) commission by the Shareholder of fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or dishonesty against the Corporation, its properties or personnel.

               (b)  Estate. The term "Estate" shall mean and include the
                    ------
deceased Shareholder's executor, administrator or similar personal representative (if one has qualified and is then acting), and his or her surviving spouse, heirs, beneficiaries, devisees and legatees to the extent, if any, that their action is required in order to effect a full and complete transfer of the deceased Shareholder's Stock pursuant to the terms of this Agreement. The general agent of the persons and entities comprising the Shareholder's Estate shall be the Shareholder's duly appointed and qualified personal representative, executor or administrator, or his or her surviving spouse where no such representative is appointed, and all notices and communications hereunder shall be effected to and through such general agent.

               (c)  Retirement. The term "Retirement" means the withdrawal from
                    ----------
the employment with the Corporation at an age of 55 years or more with the intent not to be employed by the Corporation or to be engaged in any other substantial business activity.

               (d)  Good Reason. The term "Good Reason" shall mean (i) the
                    -----------
assignment to the Shareholder of any duties which result in a significant diminution of the Shareholder's existing authority, duty or responsibility, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Corporation after receipt of written notice given by the Shareholder, or (ii) a requirement that the Shareholder be based at a location other than the Shareholder's current location or any location more than 50 miles from such location.


                                  ARTICLE III

               PURCHASE OF SHAREHOLDER'S STOCK UPON TERMINATION
              FOR CAUSE, TERMINATION BY SHAREHOLDER OR BANKRUPTCY
              ---------------------------------------------------

     Section 3.1  Sale and Purchase.  Upon (i) the Corporation's termination of
                  -----------------
the Shareholder for Cause, (ii) the Shareholder's voluntary termination of his or her employment relationship with the Corporation, other than for Good Reason, or (iii) the adjudication of the Shareholder as bankrupt, the taking of any voluntary action by the Shareholder or any involuntary action against the Shareholder seeking an adjudication of the Shareholder as bankrupt or the seeking of any relief by or against the Shareholder under any provision of the Bankruptcy Code (each a "Book Value Triggering Event"), the Corporation shall purchase from the Shareholder, and the Shareholder shall sell, all of the Shareholder's Stock in accordance with the terms and conditions provided in this ARTICLE THREE. The Corporation may assign all or a portion of its right to purchase Stock under this ARTICLE THREE to one or more Assignees.

     Section 3.2  Purchase Price.  The purchase price to be paid for each share
                  --------------
of Stock acquired under this ARTICLE THREE shall be the "Book Value Per Share of Stock" as of the end of the last complete calendar quarter immediately preceding the event giving rise to the obligation referred to in Section 3.1. The "Book Value Per Share of Stock" shall be determined by dividing (a) the Corporation's common "Shareholder's equity," determined in accordance with generally accepted accounting principles consistently applied, by (b) aggregate number of outstanding shares of the Corporation's common stock.

     Section 3.3  Closing.  The Corporation or its Assignee(s) shall purchase
                  -------
the Shareholder's Stock under this ARTICLE THREE at a closing to occur within forty-five (45) days of the Corporation's receipt or delivery of written notice of any Book Value Triggering Event. The closing shall occur at the principal office of the Corporation, and the closing procedures and purchase price shall be consistent with the provisions of this ARTICLE THREE.

     Section 3.4  Tender Requirements at Closing.  At the closing, the
                  ------------------------------
Shareholder shall present to the Corporation share certificates for all shares of Stock to be acquired, such share certificates to be in proper form for transfer. Such Stock shall be transferred free of all liens and encumbrances or adverse claims of any kind or character. The Corporation or its Assignee(s), upon receipt of a proper tender from the Shareholder, shall tender payment of the purchase price in cash.


                                  ARTICLE IV

                         RESTRICTIONS IMPOSED UPON THE
                     TRANSFER OF STOCK BY THE SHAREHOLDER
                     ------------------------------------

     Section 4.1  General Prohibition on Transfers.  Except as is specifically
                  --------------------------------
permitted by the provisions of this ARTICLE FOUR, the sale, assignment, pledge, gift, transfer or other disposition of the Shareholder's Stock, either directly or indirectly, to any person or entity other than the Corporation, is prohibited.

     Section 4.2  Permitted Transfers.  The following transfers of Stock shall
                  -------------------
be permitted transfers which do not require the giving of a Notice of Right of First Refusal under Section 4.3 of this ARTICLE FOUR.

               (a)  Transfers with Consent. Notwithstanding the provisions of
                    ----------------------
Section 4.1, a transfer or disposition of any kind or character otherwise prohibited by this ARTICLE FOUR may be permitted if approved by the Corporation.

               (b)  Transfers to Family Members. Notwithstanding the provisions
                    ---------------------------
of Section 4.1, the Shareholder shall be permitted to transfer (whether by purchase, assignment, gift, bequest, devise, levy, execution or other means of transfer) all or any portion of his Stock to (i) his spouse or any lineal descendant, (ii) any custodian, guardian or other representative for a spouse or lineal descendant, and/or (iii) the trustee of any trust created for the benefit of the Shareholder, his or her spouse and/or lineal descendants (collectively the "Permitted Family Transferees") provided that each and every such Permitted Family Transferee executes a written acknowledgment that (i) all Stock held by the Permitted Family Transferee will, notwithstanding the transfer to such Permitted Family Transferee, be deemed for all purposes of this Agreement to be owned by the transferring Shareholder, and (ii) he, she or it agrees to be bound by all of the terms of this Agreement.

               (c)  Transfers Under Other Articles. Notwithstanding the
                    ------------------------------
provisions of Section 4.1, a transfer pursuant to the provisions of ARTICLE TWO, THREE or SIX of this Agreement shall be permitted without complying with the Right of First Refusal provisions of this ARTICLE FOUR.

     Section 4.3  Transfers to Third Parties.
                  --------------------------

               (a)  Notice of Right of First Refusal. Notwithstanding the
                    --------------------------------
provisions of Section 4.1, and absent the right to make a transfer of Stock pursuant to Section 4.2, commencing on the third anniversary of the Subscription Closing, the Shareholder may also transfer all or a portion of his Stock, subject in all respects to the prior written approval of the Corporation (which approval shall not be unreasonably withheld) and the following "right of first refusal" provisions of this Section
4.3. Commencing on the third anniversary of the Subscription Closing, if the Shareholder receives a bona fide offer from a party unrelated to the Shareholder to sell, assign, transfer or otherwise dispose of Stock owned by the Shareholder, or any interest therein, and the Shareholder desires to accept such offer, the Shareholder shall cause such offer to be reduced in writing and the Shareholder shall, not less than thirty (30) days prior to the date of the proposed sale, assignment, transfer or other disposition, deliver a request for the Corporation's approval of the proposed transaction and a Notice of Right of First Refusal to the Corporation containing the following information:

                    (i) the number of shares of Stock proposed to be so transferred (the "Offered Stock");

                    (ii) the terms and conditions of the proposed transfer, including the identity of the proposed transferee(s) and the per share price to be charged (if any) for the shares of Stock to be transferred and the cash consideration to be received therefor (the "Offered Terms"); and

                    (iii) an affirmative offer made by the Shareholder to transfer the Offered Stock to the Corporation at a price (the "Offer Price") equal to the total cash price in the proposed transfer for the Offered Stock as indicated in the Notice of Right of First Refusal (i.e., the number of shares
                                                   ---
multiplied by the per share price, if any, to be charged for the shares of Stock to be transferred), it being agreed that, without the prior written approval of the Corporation, all transfers permitted by this Section 4.3 must be solely for consideration consisting of cash or cash equivalents.

     The date that the Notice of Right of First Refusal is received by the Corporation shall constitute the First Refusal Notice Date.

               (b)  Primary Right of First Refusal by the Corporation.  The
                    -------------------------------------------------
Corporation shall have the right to approve or disapprove the proposed transfer of Stock described in the Notice of Right of First Refusal, which approval shall not be unreasonably withheld or delayed. In addition, the Corporation shall have the sole and exclusive option to acquire all or any portion of the shares of Stock offered for transfer in accordance with the provisions of the Notice of Right of First Refusal for a period of thirty days from the First Refusal Notice Date. The Corporation may exercise such option by giving written notice of exercise to the Selling Shareholder prior to the termination of its exclusive option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of shares to be acquired by the Corporation and/or any Assignee (it being the parties' agreement and intent that the Corporation may assign all or a portion of its right to purchase Stock under this ARTICLE FOUR to one or more Assignees).

               (c)  Requirement to Purchase All Offered Stock. Notwithstanding
                    -----------------------------------------
the provisions of the Section 4.3(b), the option to purchase shares of Stock described in the Notice of Right of First Refusal may be exercised and the Closing (as hereinafter defined) consummated only if the Corporation and one or more Assignees, if applicable, collectively agree to purchase all of the shares of the Offered Stock.

               (d)  Closing and Tender Requirements. The consummation of any
                    -------------------------------
transfer required pursuant to an exercise of option rights created by this ARTICLE FOUR shall constitute the "Closing", and the time and date of such Closing shall constitute the "Closing Date." The Closing shall be held at the principal office of the Corporation, at 10:00 a.m. on the thirty-fifth day subsequent to the date of giving of the Notice of Right of First Refusal to the Corporation. At the Closing, the Shareholder shall present to the Corporation and/or the Assignee(s), as the case may be, all share certificates for Stock required to be sold in proper form for transfer. Such Stock shall be transferred free of all liens and encumbrances or adverse claims of any kind or character. At the Closing, the Corporation and/or the Assignee(s), as the case may be, upon receipt of proper tender of the Stock, shall tender full payment of the Offer Price in conformity with the Offered Terms as set forth in the Notice of Right of First Refusal, or upon such other terms and conditions as favorable or more favorable to the Offered Terms.

               (e)  Permitted Transfer Following Right of First Refusal. If all
                    ---------------------------------------------------
of the Stock identified in the Notice of Right of First Refusal is not purchased by the Corporation and/or the Assignee(s) prior to the thirty-sixth day subsequent to the First Refusal Notice Date, then all of such Stock (including any Stock for which a proper tender was made) may be transferred by the Shareholder at any time during the ensuing thirty days in strict conformity with the Offered Terms set forth in the Notice of Right of First Refusal; provided, however, the purchaser(s) of such Stock must execute a written acknowledgment that he or she or they have become a Shareholder as if he or she or they had been original signatory parties to this Agreement and that he or she or they agree to be bound by the terms of this Agreement applicable to Shareholder.

     Section 4.4  Transfers Include Foreclosure.  For purposes of this ARTICLE
                  -----------------------------
FOUR, a transfer of Stock by the Shareholder shall be deemed to include, but shall not be limited to, any transfer of legal or beneficial ownership by reason of foreclosure under any pledge, hypothecation or similar credit transactions that was previously permitted by the Corporation; provided, however, that the Corporation shall have the right to prohibit any such pledge or similar transaction in its sole discretion.

     Section 4.5  Compliance Required.  Absent the right to make a transfer of
                  -------------------
Stock pursuant to Section 4.2 or 4.3 hereof, any transfer described in this ARTICLE FOUR of the Shareholder's Stock without complying with the giving of a Notice of Right of First Refusal shall be void, and the Corporation shall issue a Notice of Right of First Refusal upon discovery of such transfer, a copy of which shall be sent to the person making such transfer and his or her transferee. The duty of the Corporation to cause the issuance of such Notice of Right of First Refusal shall not be considered to be elective, but shall be mandatory. Upon the giving of the

Notice of Right of First Refusal, the time periods for the exercise of the options specified in Section 4.3 shall commence running. If a Notice of Right of First Refusal had already been given to the Corporation, but the Corporation is required to issue a new Notice of Right of First Refusal under this Section 4.5, the prior Notice of Right of First Refusal shall have no effect and the time periods under the Notice of Right of First Refusal issued by the Corporation shall apply.


                                   ARTICLE V

           PUBLIC OFFERING CONVERSION, PREEMPTIVE RIGHTS AND SETOFF
           --------------------------------------------------------

     Section 5.1  Public Offering.  Upon and as a condition to the consummation
                  ---------------
of the Corporation's "IPO" (as hereinafter defined), the Corporation shall cause its Certificate of Incorporation to be amended to provide that the Class C Common Stock is automatically converted into voting common stock of the same class that will be held by Questor. The Shareholder agrees to vote in favor of such amendment.

     Section 5.2  Preemptive Rights.  If, subsequent to the date hereof and
                  -----------------
prior to the Corporation's IPO, the Corporation desires to issue and sell capital stock to Questor or to any other affiliate of the Corporation, other than pursuant to this Agreement or upon the consent of the holders of at least a majority of the Stock, the Corporation shall afford the Shareholder "preemptive rights" in order to permit the Shareholder to maintain his or her percentage ownership in the Corporation (it being agreed that preemptive rights with respect to the issuance of voting securities may be satisfied through the Corporation's offer to issue non-voting securities that otherwise have the same economic terms). The Shareholder's right to exercise the "preemptive rights" contemplated by this Section 5.2 shall be subject to the Shareholder's provision of the undertakings contemplated by Section 8.7 hereof.

     Section 5.3  Setoff.  Notwithstanding anything contained in this Agreement,
                  ------
in the event that the Corporation shall purchase the Stock from the Shareholder pursuant to this Agreement, then, in any such event, there shall be a setoff applied against the full amount of any and all indebtedness of the selling Shareholder or the Shareholder's Estate owed to the Corporation, whether or not evidenced by a promissory note or other written instrument, and any and all interest accrued on such indebtedness.


                                  ARTICLE VI

              TAKE-A-LONG-PROVISIONS AND RELATED VOTING AGREEMENT
              ---------------------------------------------------

     The Shareholder hereby agrees, upon the request of Questor, to vote all of the Shareholder's Stock in favor of any Specified Corporate Transactions (as defined in Section 8.6(c)) and, at Questor's request, to include the Shareholder's shares of Stock in any such proposed transaction or any proposed sale of more than 50% of the capital stock then held by Questor (each a "Sale Transaction"); provided that the per share consideration to be received by the Shareholder in the Sale Transaction is not less than the per share consideration to be received by Questor.

                                  ARTICLE VII

                                    LEGEND
                                    ------

     All certificates representing Stock of the Corporation issued to the Shareholder shall bear the following legend. On the face of each such certificate there shall appear the following statement:

          "SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
          RESTRICTIONS. SEE REVERSE SIDE."

On the reverse side of each such certificate, the following statement shall appear:

          "RESTRICTIONS ON THE RIGHT TO VOTE, OWN OR TRANSFER THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO AN AGREEMENT DATED AS OF MAY 1, 1998, BY AND BETWEEN THE CORPORATION AND THE SHAREHOLDER. THE CORPORATION SHALL FURNISH THE HOLDER HEREOF A COPY OF SUCH AGREEMENT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE."

The Corporation may also cause to be imposed upon such certificates such other legends as counsel to the Corporation shall determine to be required under the provisions of any federal securities act or any state law. The Corporation shall incorporate the provisions of this Agreement in its Bylaws as required by state law.


                                 ARTICLE VIII

       OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS OF THE CORPORATION
       ----------------------------------------------------------------

     Section 8.1  Grant of Options.  Subject to the terms and conditions set
                  ----------------
forth in this ARTICLE EIGHT, the Corporation hereby grants to the Shareholder (in such capacity, the "Optionee") an option to purchase (the "Option") Five Hundred and Fifty (550) shares of Stock.

     Section 8.2  Exercise Price and Exercise Schedule.  Subject to adjustment
                  ------------------------------------
pursuant to Section 8.6 hereof, the exercise price per share of Stock paid by the Optionee shall be One Thousand Dollars ($1,000.00). Except as otherwise provided in this ARTICLE EIGHT, each Option shall be exercisable in whole or in part (but in any event solely in whole shares) and cumulatively according to the following schedule, provided in each case that the Optionee did not default in
                    --------
the performance of his purchase obligation at the Subscription Closing:

                         20% after May 1, 1999
                         40% after May 1, 2000
                         60% after May 1, 2001
                         80% after May 1, 2002
                        100% after May 1, 2003


In no event shall any Option be exercisable after May 1, 2008

     Section 8.3  Transferability.  Each Option granted under this ARTICLE EIGHT
                  ---------------
is not transferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the applicable Optionee.

     Section 8.4  Procedures for Exercise of Option.  Each Option shall be
                  ---------------------------------
deemed exercised as to any Optionee when (i) the Corporation has received written notice of such exercise from the Optionee, (ii) full payment of the aggregate option exercise price of the shares of Stock as to which the Option is exercised has been made to the Corporation, and (iii) arrangements that are satisfactory to the Corporation in its sole discretion have been made for the Optionee's payment to the Corporation of the amount, if any, that is necessary for the Corporation to withhold in accordance with applicable Federal or state tax withholding requirements. The option exercise price of any Stock purchased shall be paid in cash, by certified or official bank check or by money order; provided, however, that to the extent that an Option is being exercised in connection with a sale of Stock pursuant to ARTICLE TWO or ARTICLE THREE hereof at a price that exceeds the Option exercise price, no payment of the exercise price shall be required and, instead, appropriate arrangements shall be made for the Corporation's payment (without duplication) to the Optionee of the positive difference (net of required withholding) between (x) the purchase price payable under ARTICLE TWO or ARTICLE THREE with respect to the Stock subject to the Option, and (y) the aggregate exercise price with respect to such Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such payment, except as expressly provided in Section 8.6 hereof.

     Section 8.5  Termination of Option Period.  The unexercised portion of each
                  ----------------------------
Option granted under this ARTICLE EIGHT as to any Optionee shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                         (i)  thirty (30) days after the date on which the
Optionee's employment relationship with the Corporation is terminated for any reason other than by reason of Cause (it being agreed that the "vesting" schedule set forth in Section 8.2 shall continue through such 30 days); or

                         (ii)  immediately upon the termination of the
Optionee's employment relationship with the Corporation for Cause; or

                         (iii) on the ten-year anniversary date of the date of
the Subscription Closing.

     Section 8.6  Adjustment of Shares.
                  --------------------

               (a) If at any time while an Option is outstanding, the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, then and in such event appropriate adjustment shall be made in the number of shares of Class C Common Stock and the exercise price per share then subject to such Option, so that the same percentage of the Corporation's issued and outstanding shares of Class C Common Stock shall remain subject to purchase at the same aggregate exercise price.

               (b) Except as otherwise expressly provided in Section 8.6(a), the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Stock then subject to any Option.

               (c) Without limiting the generality of the foregoing, the existence of any Option shall not affect in any manner the right or power of the Corporation and/or the Shareholder to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt or equity securities, including but not limited to preferred or preference stock that would rank above the shares of Stock subject to this Option; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or
(vi) any other corporate act or proceeding, whether of a similar character or otherwise. The Corporation in its sole discretion may, by giving written notice ("Cancellation Notice") cancel, upon the date of the consummation of (i) any transaction (which shall include a series of transactions occurring within 180 days or occurring pursuant to a plan), other than an IPO, that has the result that shareholders of the Corporation immediately before such transaction cease to own at least 51 percent of the voting stock of the Corporation or of any entity that results from the participation of the Corporation in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction (ii) any merger, consolidation, reorganization, liquidation or dissolution in which the Corporation does not survive, or (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation, any Option that remains unexercised on such date (each a "Specified Corporate Transaction"). The Cancellation Notice shall be given a reasonable period of time prior to the proposed date of cancellation and may be given either before or after any required shareholder approval of such Specified

Corporation Transaction. Notwithstanding Section 8.2 hereof, all Options shall become immediately and fully exercisable immediately prior to any Specified Corporate Transaction in order to permit the exercise prior to the cancellation thereof. The Corporation shall also have the right to accelerate the vesting of all or part of any or all Options for any other reason in its sole discretion.

     Section 8.7  Issuance of Shares. As a condition of any sale or issuance of
                  ------------------
Stock upon exercise of any Option, the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any law or regulation, including, but not limited to, the following:

               (a) a representation and warranty by the Optionee, at the time an Option is exercised, that he is acquiring the Stock to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Stock; and

               (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Corporation, necessary or appropriate to comply with the provisions of any securities law deemed to be applicable to the issuance of the Stock and are endorsed upon the share certificates.

     Section 8.8  Section 83(b) Election. The Shareholder acknowledges his or
                  ----------------------
her understanding that, if as a result of exercising all or any part of an Option, the Optionee receives Stock that is subject to a "substantial risk of forfeiture" and is not "transferable" as those terms are defined for purposes of section 83(a) of the Code, then the Optionee may elect under section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Stock is transferred to him, the excess of the "Fair Market Value" of such Stock at the time of transfer (determined without regard to any restriction other than one that by its terms will never lapse), over the amount paid for the Stock. If the Optionee makes the section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Corporation, (ii) provide the Corporation with a copy of such election, (iii) agree to promptly notify the Corporation if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Corporation may reasonably require in its sole and absolute discretion.

     Section 8.9  No Right to Continued Employment. Neither this Agreement nor
                  --------------------------------
any Option shall not confer upon the Optionee any right to continued employment by the Corporation or any subsidiary or affiliate of the Corporation.


                                  ARTICLE IX

               THE GIVING OF NOTICES REQUIRED BY THIS AGREEMENT
               ------------------------------------------------

     Section 9.1  Addresses.  Any notices, requests, demands and other
                  ---------
communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered, telexed or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, as follows. The addresses of the Corporation and the Shareholder, which shall be considered to be their last known addresses unless subsequently changed in accordance with the provisions of this Agreement, are as follows:


     IF TO THE CORPORATION:                 Ryder TRS, Inc.
                                            1560 Broadway, Suite 1800
                                            Denver, Colorado 80202
                                            Attention:  General Counsel

                                            With Copies To:
                                            ---------------

                                            Questor Management Company
                                            4000 Town Center, Suite 500
                                            Southfield, Michigan 48075
                                            Attention:  President

                                                      and
                                                      ---

                                            Greenberg, Traurig, Hoffman, Lipoff,
                                            Rosen & Quentel, P.A.
                                            1221 Brickell Avenue
                                            Miami, Florida 33131
                                            Attention:  Bruce E. Macdonough
     IF TO THE SHAREHOLDER:
                                            Ronald A. Rittenmeyer
                                            4569 Turnberry Court
                                            Plano, TX 75024


Any party may change its address for the purposes of this Agreement by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

     Section 9.2  Form of Notice.  Any notice or communication hereunder must be
                  --------------
in writing, and may be personally delivered or given by registered or certified mail, return receipt requested, and if given by registered or certified mail, shall be deemed to have been given and received forty-eight hours after deposit in the United States mail of a registered or certified letter, return receipt requested, containing such notice, properly addressed, with postage prepaid; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when received by the party to whom it is addressed at the time received.

     Section 9.3  Failure to Notify of Changed Address.  It shall be the
                  ------------------------------------
responsibility of each of the parties to this Agreement to notify all other parties of their respective addresses and any changes thereof, and any objections to the performance of any act required hereunder based upon a failure to receive a notice mailed in conformity with the provisions of this Agreement shall be meritless.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     Section 10.1  Termination.  This Agreement shall terminate upon the earlier
                   -----------
to occur of (i) the dissolution of the Corporation, (ii) except with respect to the Option provisions under ARTICLE EIGHT and Section (S)10.15 hereof, the consummation of the Corporation's initial underwritten public offering ("IPO") of common stock registered under the Securities Act of 1933, as amended, and
(iii) upon the date the Shareholder ceases to own any Stock.

     Section 10.2  Modification.  This Agreement may only be amended, terminated
                   ------------
or modified by the written consent of the Corporation and the Shareholder.

     Section 10.3  Successors.  This Agreement shall be binding upon the parties
                   ----------
hereto, their heirs, administrators, successors, executors and assigns, and the parties hereto do covenant and agree that they themselves and their respective heirs, executors, successors, administrators and assigns will execute any and all instruments, releases, assignments and consents that may be reasonably required of them to more fully execute the provisions of this Agreement.

     Section 10.4  Counterparts.  This Agreement may be executed in several
                   ------------
counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one and the same Agreement.

     Section 10.5  Headings.  All headings set forth in this Agreement are
                   --------
intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

     Section 10.6  Governing Law.  This Agreement shall be governed by and shall
                   -------------
be construed and enforced in accordance with the laws of the State of Colorado.

     Section 10.7  Insurance.  The Shareholder agrees to cooperate with the
                   ---------
Corporation and to assist it to the extent required in order to allow the Corporation to obtain insurance on the life of the Shareholder should the Corporation decide to purchase such insurance.

     Section 10.8  Waiver.  The waiver by any party hereto of a breach of any
                   ------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     Section 10.9  Entire Agreement.  This Agreement constitutes the entire
                   ----------------
Agreement of the parties hereto with respect to the transactions contemplated hereby, and it is hereby agreed that any prior oral or written agreements concerning the sale or disposition of Stock shall be null and void.

     Section 10.10  Severability.  If any provision of this Agreement shall be
                    ------------
held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein.

     Section 10.11  Specific Performance.  The right to own and vote Stock is
                    --------------------
hereby declared by the parties hereto to be a unique right, the loss of which is not susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the purchase and sale obligations created by this Agreement is a proper remedy for the breach of its provisions. If any party to this Agreement institutes legal proceedings in connection with this Agreement, the prevailing party shall be entitled to recover their reasonable attorneys' fees and court costs.

     Section 10.12  Business Days.  Whenever the terms of this Agreement call
                    -------------
for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

     Section 10.13  Stock References.  References to "Stock" herein shall mean
                    ----------------
(i) any Stock purchased or otherwise acquired by the Shareholder, whether pursuant to ARTICLE ONE, ARTICLE EIGHT or otherwise, (ii) any equity securities issued or issuable directly or indirectly with respect to the Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Corporation held by the Shareholder. As to any particular shares constituting Stock, such shares will cease to be Stock when they have been (x) disposed of in accordance with a registration statement effective under the Act, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Act.

     Section 10.14  Failure to Deliver Stock.  If the Shareholder (or any
                    ------------------------
personal representative or other representative of the Shareholder) who has become obligated to sell Stock of the Corporation hereunder shall fail to deliver such Stock on the terms and in accordance with this Agreement, the Corporation, in addition to all other remedies it may have, may send to the such obligated party by registered mail, return receipt requested, the purchase price for such Stock on the terms provided for in this Agreement. Thereupon, the Corporation, upon written notice to the Shareholder, shall cancel on its books the certificates representing the Stock to be sold; and thereupon, all of the obligated Shareholder's rights in and to such Stock shall terminate.

     Section 10.15  Lock-Up.  In consideration of the premises and mutual
                    -------
covenants set forth in this Agreement, the Shareholder severally agrees to execute and deliver a customary "lock-up" agreement, restricting the transfer of the Shareholder's Stock for not more than 180 days, in connection with the IPO and each other underwritten public offering of the Corporation's securities.

     IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their names as of the date first above written.


                                    RYDER TRS, INC.


                                    By:  /s/ Michael A. Zawalski
                                         -----------------------
                                        Michael A. Zawalski, Vice President and
                                             Chief Financial Officer

                                        /s/ Ronald A. Rittenmeyer
                                        -------------------------
                                            Ronald A. Rittenmeyer